                    UNUM LIFE INSURANCE COMPANY OF AMERICA

                           Articles of Incorporation


Be it enacted by the People of the State of Maine, as follows:

Sec. 1. Corporators; corporate name; power and privileges. Neil J. O'Leary of Cape Elizabeth, Charles Tiedermann of Westbrook, Marjorie Gaines of Falmouth and William H. Radford, III of Westbrook, all in the County of Cumberland and State of Maine, or such of them as may vote to accept this charter, with their associates, successors and assigns, are made a body corporate to be known as "Community Life Insurance Company", or by such name as the stockholders may determine in accordance with the requirements of the Revised Statutes of 1964, Title 13, Section 204, and subject to the approval of the Commissioner of Insurance, and as such shall have the power to purchase, hold and convey in this State, or in any other state or country, all such property, real and personal, as may be deemed necessary for the use or accommodation of the business of the company or for the investment of its funds; to enact suitable bylaws and regulations and elect such officers as it deems desirable to effect its corporate purposes and to be possessed of all the powers, privileges and immunities and subject to all duties and obligations conferred on corporations by the general corporation law of this State.

Sec. 2. Principal office. The principal office and place of business in Maine is to be located in the City of Portland, County of Cumberland, or as fixed by the directors, and the corporation may establish branch offices.

Sec. 3. Purposes. The purposes for which this quasi-public corporation is formed and the nature of the business which it may conduct are as follows: (1) To carry on a life insurance business, including endowments and annuities; to engage in the accident and health insurance business; and to engage in any and all other kinds of insurance as are now or as may hereafter be permitted by the laws of its state of incorporation, and (2) to engage in such other businesses as are now or as may hereafter be permitted by the laws of its state of incorporation. Policies of insurance may be participating or non participating and the company may accept or cede reinsurance of any such risks. The corporation may purchase or otherwise acquire the whole or any part of the franchise, business, property or assets and assume the liabilities of any corporation, or association, organized under the laws of this State or of any other state, carrying on any type of insurance business similar or related to any business which this corporation is authorized to carry on, and to pay for the same either in cash, or by the issuance or exchange of its stock or otherwise, and when such business or property is acquired, to operate same as a part of the business of this corporation or separately and this corporation may sell, lease, consolidate, merge or in any manner part with its franchise or its entire property, or any of its property, corporate rights or privileges essential to the conduct of its corporate business and purposes, to or with one or more corporations or associations organized under the laws of this State or of any other state, any such sale, lease, consolidation, merger or other such transfer to be effected in accordance with the Revised Statutes of 1964, Title 13, Chapter 7, and also subject to the written approval of the Insurance Commissioner for the State of Maine in such form as the Insurance Commission may prescribe.

Sec. 4. Capital stock. The company shall have authorized capital and surplus in an amount not less than $5,000,000. The authorized capital stock shall consist of one million (1,000,000) shares of common stock with a par value of ten dollars ($10.00) per share. The aggregate par value of all shares which the Corporation shall have authority to issue is $10,000,000. Such shares shall be non-assessable. Subject to the conditions and limitations contained in Maine Law as the same may be amended from time to time, the company may have the right to change the capital stock by majority vote of the holders of stock issued and outstanding to such an amount as they deem necessary and expedient.

Sec. 5. First meeting; how called. Any 3 of the corporators named in this Act may call the first meeting of the corporation by giving such notice as shall be approved by the Insurance Commissioner, naming the time, place and purpose of such meeting; and at such meeting the necessary officers may be chosen, bylaws adopted and any other corporate business transacted.

Sec. 6. Annual meeting. An annual meeting of the company shall be held. Notice of the time, place and purpose of such meeting shall be given as provided in the bylaws.

Sec. 7. Directors. Directors need not be stockholders and may be resident of this State or any other state, and directors' meetings may be held within or without the State of Maine, but stockholders' meetings must be held within the State.

Sec. 8. Conduct business in French version of name. The company may conduct its business, or any part thereof, under the French version of its name, to wit, "L'UNUM Compagnie d'Assurance-Vie d'Amerique" and in lieu of the name "UNUM Life Insurance Company of America" in such areas and under such conditions as the directors may prescribe, and when so used the aforesaid French lawful corporate name shall for all purposes be, and be deemed to be, its lawful corporate name and said company shall be bound thereby as fully as if the name "UNUM Life Insurance Company of America" had been used, and under such French version of its name, said company may sue and be sued, acquire and dispose of property, and generally, carry on and perform its business under the conditions stated in this section, subject only to such additional requirements as may be imposed by any governmental authority having jurisdiction over its business to be so conducted."

Sec. 9. Application. Nothing herein contained shall be construed to exempt the company from the operation of the general laws of the State and the company shall at all times be under the insurance laws of the State and regulations of the Insurance Commissioner.

                                STATE OF MAINE


                              ARTICLES OF MERGER

                                      OF
                        UNUM Life Insurance Company and
                      UNUM Pension and Insurance Company
                     _____________________________________

                           Each, A MAINE CORPORATION

                                     INTO

                    UNUM Life Insurance Company of America



                              A MAINE CORPORATION

          The Parties to this merger are quasi-public Corporations engaged in the business of insurance.


     Pursuant to 13-A MRSA (S)903, the board of directors of each participating corporation approve and the under-signed corporations, adopt the following Articles of Merger:

          FIRST: The plan of merger is set forth in Exhibit ______ attached hereto and made a part hereof.

          SECOND: As to each participating corporation, the shareholders of which voted on such plan of merger, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for and against the plan, are as follows:


                                Number of
  Name of                        Shares              Number of Shares
Corporation                    Outstanding           Entitled to Vote          Voted For          Voted Against
------------                   -----------           ----------------          --------           -------------
UNUM Life Insurance             6,000,000                6,000,000             6,000,000                0
 Company

UNUM Pension and                1,500,000                1,500,000             1,500,000                0
Insurance Company

UNUM Life Insurance               500,000                  500,000               500,000                0
Company of America


          THIRD: If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such class, and the number of shares of each such class voted for and against the plan, are as follows:

  Name of       Designation       Number of     Voted For      Voted Against
Corporation      of Class          Shares       ---------      -------------
-----------     -----------       ---------

                    N/A

                         PLAN AND AGREEMENT OF MERGER

                                      OF

                          UNUM LIFE INSURANCE COMPANY

                                      AND

                      UNUM PENSION AND INSURANCE COMPANY

                                     INTO

                    UNUM LIFE INSURANCE COMPANY OF AEIERICA


     PLAN AND AGREEMENT OF MERGER, entered into as of the 13th day of September, 1991, and as amended November 25 1991, December 2, 1991 and December 13, 1991, by and between UNUM Life Insurance Company, hereinafter sometimes referred to as UNUM Life, UNUM Pension and Insurance Company, hereinafter sometimes referred to as UPIC, and UNUM Life Insurance Company of America, hereinafter sometimes referred to as UNUM America, each of which is a Maine stock insurance company;


                                  WITNESSETH:

     WHEREAS, UNUM Life is a stock insurance company duly organized and existing under the laws of the State of Maine, having been incorporated in Maine on July 17, 1848, and is licensed to transact a life, health and life/health insurance and variable annuity business in the State of Maine; and

     WHEREAS, UPIC is a stock insurance company duly organized and existing under the laws of the State of Maine, having been incorporated in Maine on July 9, 1980, and is licensed to transact a life insurance business in the State of Maine; and

     WHEREAS, UNUM America is a stock insurance company duly organized and existing under the laws of the State of Maine, having been incorporated in Maine on August 24, 1966, and is licensed to transact a life, health, life/health and multi-line insurance business in the State of Maine; and

     WHEREAS, the Boards of Directors and stockholders of UNUM Life, UPIC and UNUM America have each determined that merger of the three corporations, with UNUM America becoming the surviving corporation, will be in the best interests of the corporations and their respective stockholders and policyholders; and

     WHEREAS, the laws of the State of Maine permit such a merger;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for the purpose of prescribing the terms and conditions of such merger, the parties hereto hereby establish the terms and conditions of such merger and covenant and agree as follows:

1.  Merger.  UNUM Life and UPIC shall, on the Effective Date as defined in
Section 6 herein, merge into UNUM America, and UNUM America shall be the surviving corporation in the merger. UNUM Life, UPIC and UNUM America are sometimes referred to hereinafter as the Constituent Companies.

2. Name of Surviving Corporation. The name of the surviving corporation shall, from and after the Effective Date of the merger, be UNUM Life Insurance Company of America (sometimes hereinafter referred to as the Surviving Corporation), until changed as provided by law.

3. Certificate of Incorporation and Bylaws. The Articles of Incorporation of UNUM America in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, until further altered or amended as provided by law.

    The Bylaws of UNUM America in effect on the Effective Date shall be the Bylaws of the Surviving Corporation, until further altered or amended as provided by law.

4. Capitalization of Constituent Companies. UNUM Life has authorized capital stock of 10,000,000 shares having a par value of $1.00 per share, 6,000,000 of which are issued and outstanding and are registered in the name of UNUM Corporation, a Delaware corporation.

    UPIC has authorized capital stock of 2,000,000 shares having a par value of $1.00 per share, 1,500,000 of which are issued and outstanding and are registered in the name of UNUM Holding Company, a Delaware corporation, wholly owned by UNUM Corporation and hereinafter sometimes referred to as UNUM Holding.


    Prior to the Effective Date, UNUM America shall have increased its authorized capital stock to 1,000,000 shares having a par value of $10.00 per share, 500,000 of which shall be issued and outstanding and shall be registered in the name of UNUM Holding.

5. Treatment of Shares of Constituent Companies. The mode of carrying the Plan and Agreement of Merger into effect, and the treatment of shares of the Constituent Companies, shall be as follows:



    (a) The number and par value of authorized shares of UNUM America shall not be affected by the merger.

    (b) On the Effective Date, all of the issued and outstanding shares of common stock of UNUM Life, UPIC and UNUM America shall be converted into shares of the Surviving Corporation, in such proportions as stated in Attachment A hereto. From and after the Effective Date of the merger, and until surrendered to the Surviving Corporation, each outstanding certificate which prior to the Effective Date represented shares of outstanding common stock of UNUM Life, UNUM America or UPIC, shall be deemed for all purposes to evidence only a right to receive the merger consideration into which such shares have been converted by virtue of the merger.

    (c) After the Effective Date, UNUM Corporation may surrender all outstanding certificates representing common shares of UNUM Life to the Surviving Corporation and UNUM Corporation shall be entitled upon such surrender to receive a certificate or certificates representing the number of shares of common stock of the Surviving Corporation as stated in Attachment A, into which the common shares of UNUM Life theretofore represented by such certificates shall have been converted.

    (d) After the Effective Date, UNUM Holding may surrender all outstanding certificates representing common shares of UPIC to the Surviving Corporation and UNUM Holding shall be entitled upon such surrender to receive a certificate or certificates representing the number of shares of common stock of the Surviving Corporation as stated in Attachment A, into which the common shares of UPIC theretofore represented by such certificates shall have been converted.

    (e) After the Effective Date, UNUM Holding may surrender all outstanding certificates representing common shares of UNUM America to the Surviving Corporation and UNUM Holding shall be entitled upon such surrender to receive a certificate or certificates representing the number of shares of common stock of the Surviving Corporation as stated in Attachment A, into which the common shares of UNUM America theretofore represented by such certificates shall have been converted.

    (f) From and after the Effective Date of the merger, transfers of the shares of common stock of UNUM Life and of UPIC shall not be made on the stock transfer books of said corporations.

6. Effective Date. The merger shall be effective (the "Effective Date") as of 11:59 p.m., Eastern Standard Time: a) on December 31, 1991, if the Articles of Merger, in the form required by the provisions of 13-A M.R.S.A. (Section)903, are filed with the Secretary of the State of Maine as required by (Section)903 on or before December 31, 1991; or b) on the day when the Articles of Merger, in the form required by the provisions of 13-A M.R.S.A. (Section)903, are filed with the Secretary of the State of Maine as required by (Section)903 if such filing is made after December 31, 1991.

7. Conditions to Merger. Anything herein or elsewhere to the contrary notwithstanding, the merger shall not be made effective unless prior to the Effective Date all of the following events shall have been completed:

    (a) This Plan and Agreement of Merger shall have been adopted by each of the Boards of Directors of UNUM Life, UPIC and UNUM America;

    (b) This Plan and Agreement of Merger shall have been approved by UNUM Corporation as the sole stockholder of UNUM Life and by UNUM Holding as the sole stockholder of UPIC and UNUM America; and

    (c) This Plan and Agreement of Merger shall have been filed with the Superintendent of Insurance of the State of Maine and approved in accordance with the applicable provisions of the Maine Statutes.

8.  Effect of Merger.  On the Effective Date:

    (a) The separate existence of UNUM Life and of UPIC shall cease and UNUM America shall succeed to and possess all the rights, privileges, powers, franchises and interests of UNUM Life and UPIC respectively in and to every species of property, real, personal and mixed, and things in action thereunto belonging, all of which shall be deemed as transferred to and vested in UNUM America, without any other deed or transfer.

    (b) Simultaneously therewith, UNUM America shall be deemed to have assumed all of the liabilities and obligations of UNUM Life and UPIC respectively, which shall be preserved unimpaired by the merger. The merger will not alter the terms of any insurance coverage provided by any insurance policies or contracts issued by the Constituent Companies and will have no effect upon the insurance benefits or premiums payable under such policies or contracts. After the Effective Date, UNUM America shall administer the Participation Fund Account, established to provide for the continued maintenance of Union Mutual Life Insurance Company's policyholder dividend practices (relative to certain individual life insurance policies and individual annuity contracts) in effect at the time of said company's recapitalization and conversion, in accordance with the Plan of Operation dated May 9, 1986.

    (c) No liability or obligation due or to become due, claim or demand for any cause existing against UNUM Life or UPIC, or any stockholder, officer or director thereof, shall be released or impaired by such merger, and no action or proceeding, civil or criminal, then pending by or against UNUM Life or UPIC, or any stockholder, officer or director thereof, shall abate or be discontinued by such merger, but may be enforced, prosecuted, settled or compromised as if such merger had not occurred, or UNUM America may be substituted in any such action in place of UNUM Life or UPIC, as the case may be.

9. Notification of Policyholders and Group Annuity Contractholders. Following the Effective Date of the merger, all existing policyholders and group annuity contractholders of UNUM Life and UPIC shall be notified of the merger and shall be provided with a confirmation that their coverage will continue uninterrupted and unaffected by the merger.

10. Directors and Officers. The members of the Board of Directors and the Officers of UNUM America on the Effective Date shall be and remain the members of the Board of Directors and the Officers of UNUM America until the next annual meeting of stockholders or directors, as the case may be, or until their successors have been chosen and qualify in accordance with law.

11. Employees. All employees of UNUM Life immediately prior to the Effective Date shall be deemed transferred to UNUM America without interruption to or impairment of their employment or any attendant rights and benefits, including all pension and retirement plans and all other plans, agreements or arrangements of UNUM Life relating to its employees or any of them, in force on the Effective Date, unless and until otherwise determined by the Board of Directors of the Surviving Corporation or its designee.

12. Compensation. No director, officer, agent or employee of any of the Constituent Companies shall receive any fee, commission, compensation or other valuable consideration whatsoever for in any manner aiding, promoting or assisting in the merger, except for the remuneration such persons are entitled to receive in exchange for their services under the terms of the Constituent Companies' regular cash and noncash compensation programs established for their directors, officers, agents and employees generally, or, if outside professional advisors, in accordance with their normal billing practices.

13. Further Documents and Acts to Effectuate Merger. Upon approval of this Plan and Agreement of Merger by the stockholders of each of the Constituent Companies, the Boards of Directors and the proper officers thereof shall hereby be authorized, empowered and directed to do any and all acts and things, and to make, execute, acknowledge, deliver, file and record any and all instruments, papers and documents and cause to be performed all other and further acts within the State of Maine and elsewhere which shall be and become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger provided for herein.

14. Abandonment of Merger. This Plan and Agreement of Merger may be terminated or abandoned before it becomes effective without further action or approval by the stockholders of any of the Constituent Companies by majority vote of the Board of Directors of any Constituent Company.

          IN WITNESS WHEREOF, this Plan and Agreement, as amended, of Merger having been authorized, adopted and approved by resolutions duly adopted by the respective Boards of Directors of UNUM Life, UPIC and UNUM America and having been approved by resolutions duly and unanimously adopted by the stockholders of each of the Constituent Companies, each such company has caused this Plan and Agreement of Merger, as amended, to be signed by its President and Secretary as of the date first written above under the corporate seals of the respective Constituent Companies.

                           UNUM LIFE INSURANCE COMPANY

       (CORPORATE SEAL)
       By_____________________________________

                           James F. Orr III, President

     ATTEST:

     _________________________________

                           _______________________________________
                               Kevin J. Tierney, Secretary



                           UNUM PENSION AND INSURANCE COMPANY

       (CORPORATE SEAL)    By____________________________________
                                James F. Orr III, President

     ATTEST:

     ________________________________



                           UNUM PENSION AND INSURANCE COMPANY

       (CORPORATE SEAL)    By____________________________________
                                James F. Orr III, President


     ATTEST:

     _______________________________


                             ___________________________________
                                Kevin J. Tierney, Secretary

                                 Attachment A


          The number of shares to be issued in exchange for the shares outstanding of each of the Constituent Companies shall be as follows:


          In respect of the shares of UPIC:             7,909

          In respect of the shares of UNUM America:   429,453

          In respect of the shares of UNUM Life:       62,638









                            CERTIFICATE OF APPROVAL
                            -----------------------

                                 STATE OF MAINE
              DEPARTMENT OF PROFESSIONAL AND FINANCIAL REGULATION
                              BUREAU OF INSURANCE

         I have approved the foregoing Plan and Agreement of Merger, as amended, of UNUM Life Insurance Company and UNUM Pension and Insurance Company into UNUM Life Insurance Company of America (the "Plan and Agreement of Merger"), pursuant to 24-A M.R.S.A. Sections 222 and 3474 by the Decision and Order dated October 24, 1991 and the Amended Order on Reconsideration dated December 17, 1991.



              First Deputy Superintendent of Insurance Date
              ----------------------------------------     ------------------

                                        File No. 196600011 Pages 10
                                        Fee Paid $80.00
                                        DCN  1963111400010 Merg

                                 STATE OF MAINE

                            (MERGER OF DOMESTIC AND
                             FOREIGN CORPORATIONS)

                               ARTICLES OF MERGER


               Pursuant to l3A MRSA (S)906, the following corporations adopt these Articles of Merger:


         FIRST: The names and the States under the laws of which they are respectively organized are as follows:

      Name of Corporation                             State
      -------------------                             -----

      Commercial Life Insurance Company               Wisconsin

      UNUM Life Insurance Company of America,         Maine
      a quasi-public corporation engaged in
      the business of insurance

         SECOND:  The laws of the state(s) of Wisconsin

                  _________ under which the foreign corporation(s) is (are) organized, permit such merger.

         THIRD: The name of the surviving corporation is UNUM Life Insurance Company of America ________________ and it is to be governed by the laws of the State of: Maine

         FOURTH: The plan of merger is set forth in Exhibit A attached hereto and made a part hereof.

         FIFTH: For each participating domestic corporation, the number of shares outstanding, entitled to vote and the number of such shares voted for and against the plan are as follows:

                  Name of                  Number          Number        Number       Number
                Corporation              Outstanding  Entitled to Vote  Voted For  Voted Against
                -----------              -----------  ----------------  ---------  -------------

                UNUM Life Insurance
                  Company of America        500,000        500,000       500,000

         SIXTH: If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such class, and the number of shares of each such class voted for and against the plan, are as follows:

                  Name of    Designation  Number of   Number       Number
                Corporation    of Class     Shares   Voted For  Voted Against
                -----------  -----------  ---------  ---------  -------------
                                 N/A

         EIGHTH: The address of the registered office of the surviving corporation is*
                      2211 Congress Street, Portland, Maine 04122
                           (street, city, state and zip code)


                  The address of the registered office of the merged corporation is*

                      350 N. Sunny Slope Road, Brookfield, WI 53005
                           (street, city, state and zip code)


         NINTH: Effective date of the merger (if other than date of filing of Articles) is December 31, l996.

         (Not to exceed 60 days from date of filing of the Articles.)

August 23, 1996                       UNUM Life Insurance Company of
                                         America

                                      _______________________________________

MUST BE COMPLETED FOR VOTE            (Participating Domestic Corporation)
OF SHAREHOLDERS

I certify that I have custody of the minutes
     By_____________________________________
showing the above action by the shareholders of    Kevin J. Tierney, Clerk
UNUM Life Insurance Company of America         --------------------------------
(Name of corporation)                          (type or print name and capacity)

                                          By____________________________________
                                                       (signature)

                                          ______________________________________
                                            (type or print name and capacity)

Dated:________________________________    ______________________________________
                                           (Participating Domestic Corporation)

MUST BE COMPLETED FOR VOTE
OF SHAREHOLDERS                           By____________________________________
                                                       (Signature)
I certify that I have custody of the
minutes showing the above action by       ______________________________________
the shareholders of                         (type or print name and capacity)


(Name of Corporation)

(signature of clerk, secretary or asst. secretary)

   .Give address of registered office in Maine. If the corporation does not have a registered office in Maine, the address given should be the principal or registered office in the State of incorporation.

    This document MUST be signed by (1) the Clerk OR (2) the President or Vice-President AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of the directors or such directors designated by a majority of directors then in office OR (4) if no directors, the holders, or such of them designated by the holders of record of a majority of all outstanding shares entitled to vote thereon OR (5) the holders of all outstanding shares.

FORM NO. MBCA-IOC Rev. 88        SUBMIT COMPLETED FORMS To: Secretary of State,
                                 Station 101, Augusta, ME 04333

                                 STATE OF MAINE
                         DEPARTMENT OF PROFESSIONAL AND
                              FINANCIAL REGULATION
                   BUREAU OF INSURANCE 34 STATE HOUSE STATION
                                 AUGUSTA, MAINE
                                   04333-0034

                                                          BRIAN K. ATCHISON
                                                          Superintendent





      I hereby certify that the attached is a true copy of the Agreement and Plan of Merger of Commercial Life Insurance Company into UNUM Life Insurance Company as filed with the Maine Bureau of Insurance



      Dated:  August 29, 1996           /s/ Thomas M. Record
                                        Thomas M. Record
                                        Senior Staff Attorney





PHONE: (207) 624-8475 (Voice)      (207) 624-8~63 (TDD)      FAX: (207) 624-8599

            OFFICES LOCATED AT: 124 NORTHERN AVENUE, GARDINER, MAINE

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                       COMMERCIAL LIFE INSURANCE COMPANY

                                      INTO

                     UNUM LIFE INSURANCE COMPANY OF AMERICA


                 AGREEMENT AND PLAN OF MERGER, entered into as of the ___ day of
             May, 1996, by and between Commercial Life Insurance Company, a Wisconsin stock insurance company (hereinafter sometimes referred to as "Commercial"), and UNUM Life Insurance Company of America, a Maine stock insurance company (hereinafter sometimes referred to as "UNUM America");

                                     WITNESSETH:

                 WHEREAS, each of Commercial and UNUM America is owned directly or indirectly by UNUM Corporation; and

                 WHEREAS, the Boards of Directors and stockholders of Commercial and UNUM America have determined that merger of the corporations, with UNUM America being the surviving corporation, will be in the best interests of the corporations and their respective stockholders and policyholders; and

                 WHEREAS, the laws of the State of Wisconsin and the State of
             Maine permit such a merger;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for the purpose of prescribing the terms and conditions of such merger, the parties hereto hereby establish the terms and conditions of such merger and covenant and agree as follows:

                 1. Merger. Commercial shall, on the Effective Date as defined in Section 6 herein, merge into UNUM America, which shall be the surviving corporation in the merger. Commercial and UNUM America are sometimes referred to hereinafter as the "Constituent Companies."

                 2. Name of Surviving Corporation. The name of the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") shall remain "UNUM Life Insurance Company of America", until changed as provided by law.

                 3. Certificate of Organization and Bylaws. The Certificate of Organization of UNUM America in effect on the Effective Date shall be the Certificate of Organization of the Surviving Corporation, until further altered or amended as provided by law.

                    The Bylaws of UNUM America in effect on the Effective Date shall be the Bylaws of the Surviving Corporation, until further altered or amended as provided by law.

                 4. Capitalization of Constituent Companies. Commercial has authorized capital stock of 2,500,000 shares, having a par value of $1.00 per share, all of which are issued and outstanding and are registered in the name of UNUM Corporation, a Delaware corporation.

                 Prior to the Effective Date, UNUM America has authorized
             capital stock of 1,000,000 shares, having a par value of $10.00 per share, 500,000 of which are issued and outstanding, 437,362 of which are registered in the name of UNUM Holding Company and 62,638 of which are registered in the name of UNUM Corporation.

                 5. Treatment of Shares of Constituent Companies. The mode of carrying the Agreement and Plan of Merger into effect, and the treatment of shares of the Constituent Companies, shall be as follows:

                 (a) The number and par value of authorized shares of UNUM
             America shall not be affected by the merger.

                 (b) On the Effective Date, each outstanding share of common stock of America shall be converted into .9456594 shares of common stock of the Surviving Corporation, and each outstanding share of common stock of Commercial shall be converted into .0108680 shares of common stock of the Surviving Corporation. From and after the Effective Date of the merger, and until surrendered to the Surviving Corporation, each outstanding certificate which prior to the Effective Date represented shares of outstanding common stock of Commercial or UNUM America shall be deemed for all purposes to evidence only a right to receive the merger consideration into which such shares have been converted by virtue of the merger.

                 (c) Within ninety.days after the end of the calendar year 1996, the Surviving Corporation shall perform all of the calculations in the formula set forth in Annex I (the "Formula"), using December 31, 1996 information for each item in the Formula, and within said ninety days the Surviving Corporation shall file articles of amendment to its articles of incorporation to make any necessary changes to the number of shares issued in the merger, to the extent that such changes are called for to correct a variance from the number of shares to have been received by the shareholders of the Constituent Corporations in the merger, provided that such variance exceeds 5% of the total number of shares to be issued in the merger.

                 (d) After the Effective Date, the holders of the stock of the
            Constituent Companies may surrender all outstanding certificates representing common shares of the Constituent Companies to the Surviving Corporation, and the holders of the stock of the Constituent Companies shall be entitled upon such surrender to receive a certificate or certificates representing the number of shares of common stock of the Surviving Corporation into which the common shares of the Constituent Companies theretofor represented by such certificates shall have been converted.

                 (e) From and after the Effective Date of the merger, transfers of the shares of common stock of Commercial shall not be made on the stock transfer books of said corporation.

                 6. Effective Date. The merger shall be effective (the "Effective Date" as of 11:59 p.m., Eastern Standard Time: (a) on December 31, 1996, if the Articles of Merger, in the form required by the provisions of 13-A M.R.S.A. (S) 903, are filed with the Secretary of the State of Maine as required by (S) 903 on or before December 31, 1996; or (b) on the day when the Articles of Merger, in the form required by the provisions of 13-A M.R.S.A. (S) 903, are filed with the Secretary of the State of Maine as required by (S) 903 if such filing is made after December 31,1996.

                 7. Conditions to Merger. Anything herein or elsewhere to the contrary notwithstanding, the merger shall not be made effective unless prior to the Effective Date all of the following events shall have been completed:

                 (a) This Agreement and Plan of Merger shall have been adopted by each. of the Boards of Directors of Commercial and of UNUM
            America;

                 (b) This Agreement and Plan of Merger shall have been approved by the stockholders of Commercial and of UNUM America;

                 (c) This Agreement and Plan of Merger shall have been approved
            (i) by the Superintendent of Insurance of the State of Maine in accordance with the applicable provisions of Maine law, and (ii) by the Commissioner of Insurance of the State of Wisconsin in accordance with the applicable provisions of Wisconsin law; and

                  (d) Commercial shall have distributed to its shareholders the shares of stock of Commercial's two subsidiaries; Continental National Life Insurance Company and Continental International Life Insurance Company.

                  8.  Effect of Merger. On the Effective Date:

                  (a) The separate existence of Commercial shall cease and UNUM
             America shall succeed to and possess all the rights, privileges, powers, franchises and interests of Commercial in and to every species of property, real, personal and mixed, and things in action thereunto belonging to it, all of which shall be deemed transferred to and vested in UNUM America, without any deed or. other instrument of transfer.

                  (b) Simultaneously therewith, UNUM America shall be deemed to have assumed all of the liabilities and obligations of Commercial, which shall be preserved unimpaired by the merger. The merger will not alter the terms of any insurance coverage provided by any insurance policies or contracts issued by the Constituent Companies and will have no effect upon the insurance benefits or premiums payable under such policies or contracts.

                 (c) No liability or obligation due or to become due, claim or demand for any cause existing against Commercial, or any stockholder, officer or director thereof shall be released or impaired by such merger, and no action or proceeding, civil or criminal, then pending by or against Commercial, or any stockholder, officer or director thereof shall abate or be discontinued by such merger, but may be enforced, prosecuted, settled or compromised as if such merger had not occurred, or UNUM America may be substituted in any such action in place of Commercial.

                 9. Directors and Officers. The members of the Board of Directors and the Officers of UNUM America on the Effective Date shall be and remain the members of the Board of Directors and the Officers of the Surviving Corporation until the next annual meeting of stockholders or directors, as the case may be, or until their successors have been chosen and qualify in accordance with law.

                 10. Employees. All employees of Commercial immediately prior to the Effective Date shall be deemed transferred to UNUM America without interruption to or impairment of their employment or any attendant rights and benefits, including all pension and retirement plans and all other plans, agreements or arrangements of Commercial relating to its employees or any of them, in force on the Effective Date, unless and until otherwise determined by the Surviving Corporation.

                 11. Compensation. No director, officer, agent or employee of any of the Constituent Companies shall receive any fee, commission, compensation or other valuable consideration whatsoever for in any manner aiding, promoting or assisting in the merger, except for the remuneration such persons are entitled to receive in exchange for their services under the terms of the Constituent Companies' regular cash and noncash compensation programs established for their directors, officers, agents and employees generally, or, if outside professional advisors, in accordance with their normal billing practices

                 12. Further Documents and Acts to Effectuate Merger. Upon approval of this Agreement and Plan of Merger by the stockholders of each of the Constituent Companies, the Boards of Directors and the proper officers thereof shall hereby be authorized, empowered and directed to do any and all acts and things, and to make, execute, acknowledge, deliver, file and record any and all instruments, papers and documents and cause to be performed all other and further acts within the State of Maine and elsewhere which shall be and become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger provided for herein.

                 13. Abandonment of Merger. This Agreement and Plan of Merger may be terminated or abandoned before it becomes effective without further action or approval by the stockholders of any of the Constituent Companies by majority vote of the Board of Directors of any Constituent Company.

                     IN WITNESS WHEREOF, this Agreement and Plan of Merger
            having been authorized, adopted and approved by resolutions duly adopted by the respective Boards of Directors of Commercial and UNUM/America and having been approved by resolutions duly and unanimously adopted by the stockholders of each of the Constituent Companies, each such company has caused this Agreement and Plan of Merger, as amended, to be signed by its President and

            Secretary as of the date first written above under the corporate seals of the respective Constituent Companies.

                                     COMMERCIAL LIFE INSURANCE COMPANY
            (CORPORATE SEAL)         By
                                         Janet V. Whitehouse, President



            ATTEST:


                                         _______________________________________
                                         Wendolyn C. Clarke, Assistant Secretary


                                     UNUM LIFE INSURANCE OF AMERICA
            (CORPORATE SEAL)
                                            _______________________________
                                              Stephen B. Center, President

            ATTEST:

                                         _______________________________________
                                         Wendolyn C. Clarke, Assistant Secretary



                            CERTIFICATE OF APPROVAL
                            ----------- -- --------

                                 STATE OF MAINE

              DEPARTMENT OF PROFESSIONAL AND FINANCIAL REGULATION
                              BUREAU OF INSURANCE

            I have approved the foregoing Agreement and Plan of Merger of Commercial Life Insurance Company into UNUM Life Insurance Company of America (the "Agreement and Plan of Merger"), pursuant to 24-A M.R.S.A. Section 3474 pursuant to Decision and Order dated August 28, 1996.


                                                           Dated:

                              Superintendent of Insurance                    7

            COR:79374-I .Doc

                                                        Annex I

                      Formula for Converting Constituent Company Shares
                      -------------------------------------------------

          The outstanding shares of common stock of the Constituent Companies will be converted into shares of common stock of the Surviving Corporation in accordance with the following formula:

                1. Calculate the ratio of the Capital and Surplus, including AVR and excluding any Surplus Notes, of each of the Constituent Companies to the sum of the Capital and Surplus of UNUM America and Commercial as of December 31, 1995. Exclude from the Commercial Surplus the statement value, $2,430,758, of two 100% owned subsidiaries, Continental International Life Insurance Company and Continental National Life Insurance Company, which will be distributed as a dividend to UNUM Corporation prior to December 31, 1996. These ratios represent the ownership percentage in the Surviving Corporation of each of the Constituent Companies.

12/31/95           Capital & Surplus*  AVR           Total           Ownership
UNUM America       $800,778,141        $151,500,990  $  952,279,131   94.56594%
Commercial         $ 51,794,444        $  2,926,589  $   54,721,033    5.43406%
Total              $852,572,585        $154,427,579  $1,007,000,164  100.00000%
                   *Excluding surplus notes

          2. The number of shares of the Surviving Corporation into which the shares of the Constituent Companies will be converted is calculated by multiplying 500,000 by the ownership percentages determined in step 1. This results in 472,830 and 27,170 shares for UNUM America and Commercial shareholders respectively.

          3. The Conversion Rate for existing UNUM America and Commercial shares is determined by dividing the number of shares determined in step 2 for each Constituent Company by the current number of shares outstanding for UNUM America and Commercial.

                              Surviving     Current Shares   Conversion
                              Corporation   Outstanding      Rate
                              Shares
          UNUM America        472,830         500,000        9456594
          Commercial           27,170       2,500,000        .0108680

         4. Within 90 days after the end of the calendar year 1996, the Surviving Corporation shall perform all the calculations in steps 1-3 above, but using December 31, 1996 information If this calculation results in a variance in the number of shares to be received by the shareholders of the Constituent Companies of more than 5% of the number of shares to be issued by the Surviving Corporation, the Conversion Rates will be based on the December 31, 1996 information.